EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated September 21, 2018 (except Note 11, as to which the date is May 8, 2019), in Post-Effective Amendment No. 1 to the Registration Statement (Form S-1 No. 333-230929) and related Prospectus of DelMar Pharmaceuticals, Inc. for the registration of subscription rights and securities underlying the subscription rights.

Vancouver, Canada,	/s/ Ernst & Young LLP
June 10, 2019	Chartered Professional Accountants